Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Lake Forest, IL, January 25, 2016 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter net income of $104 million, or $1.07 per share. Earnings included net charges for special items, primarily for the Boise integration, of $0.4 million. Excluding special items, fourth quarter 2015 net income was $105 million, or $1.08 per share, compared to fourth quarter 2014 net income of $114 million, or $1.16 per share. Fourth quarter net sales were $1.4 billion in both 2015 and 2014.
Full year 2015 earnings were $437 million, or $4.47 per share, compared to 2014 earnings of $393 million, or $3.99 per share. Full year earnings, excluding special items, were $443 million, or $4.53 per share, compared to 2014 earnings of $459 million, or $4.66 per share. Full year 2015 net sales were $5.74 billion compared to 2014 net sales of $5.85 billion.

Excluding special items, the $.08 per share reduction in fourth quarter 2015 earnings, compared to the fourth quarter of 2014, was driven primarily by lower white paper prices and mix ($.10), higher annual mill outage costs ($.03), lower corrugated volume ($.02), containerboard production ($.02), and export containerboard prices ($.02), and higher depreciation expense ($.02). These items were partially offset by lower costs for energy ($.05), mill repair costs ($.03), and freight ($.02) as well as lower income taxes of ($.04) per share.

Packaging segment EBITDA in the fourth quarter of 2015, excluding special items, was $252 million with sales of $1.09 billion compared to fourth quarter 2014 packaging EBITDA of $250 million with sales of $1.12 billion. Corrugated products shipments were 1% lower than last year’s record fourth quarter with the same number of workdays. Containerboard production was 903,000 tons which was a 24,000 ton decrease compared to last year’s fourth quarter as PCA ran to demand and, unlike last year’s fourth quarter, did not need to prebuild any inventory to support first quarter maintenance outages. Containerboard inventories ended the year 2,500 tons lower than the third quarter and flat compared to 2014 year-end levels. Full year 2015 packaging EBITDA, excluding special items, was $1,009 million with sales of $4.48 billion compared to full year 2014 EBITDA of $1,015 million with sales of $4.54 billion.

Paper segment EBITDA in the fourth quarter of 2015 was $28 million with sales of $273 million compared to fourth quarter 2014 paper EBITDA, excluding special items, of $45 million with sales of $284 million. Sales prices were lower and volume was essentially equal to the fourth quarter of last year. In addition, the Jackson, Alabama paper mill was down for an extended period for a planned rebuild of the recovery boiler which reduced production by 28,000 tons and increased operating costs. Full year 2015 paper EBITDA, excluding special items, was $161 million and sales were $1.14 billion compared to full year 2014 EBITDA of $186 million with sales of $1.20 billion.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We performed very well operationally and our earnings exceeded fourth quarter guidance despite lower than expected containerboard production and corrugated products volume. For the year, our earnings of $4.53 per share, excluding special items, were only $.13 per share below last year’s record earnings despite lower white paper prices and mix which reduced 2015 earnings by $.38 per share.”

“Looking ahead to the first quarter compared to the fourth quarter,” Mr. Kowlzan added, “labor and benefits costs will be higher with annual wage increases and other timing-related expenses, and seasonally colder weather will increase wood and energy costs. Our tax rate will also be higher in the first quarter. These items will be partially offset by slightly higher corrugated products shipments and containerboard production, and lower scheduled mill outage costs. Finally, over the weekend Pulp and Paper Week, a trade publication, lowered its published prices for domestic linerboard and medium by $15 and $20 per ton, respectively, which will adversely affect earnings. Everything considered, we currently expect first quarter earnings of $1.00 per share.”

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 93 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2015 Earnings Conference Call

WHEN:	Tuesday, January 26, 2016 at 10:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST	January 26, 2016 1:00 p.m. Eastern Time through

DATES:	February 9, 2016 11:59 p.m. Eastern Time

REBROADCAST	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

NUMBERS:	Passcode: 35494231

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Non-GAAP measures used in this press release are reconciled to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31				December 31
	2015		2014		2015		2014
Net sales	$1,390.9		$1,434.0		$5,741.7		$5,852.6
Cost of sales	(1,105.9)	(1)	(1,137.0)	(1) (2)	(4,533.7)	(1)	(4,623.1)	(1) (2)
Gross profit	285.0		297.0		1,208.0		1,229.5
Selling, general, and administrative expenses	(105.3)		(110.4)	(2)	(451.3)		(469.5)	(2)
Other income (expense), net	(3.8)	(1)(2)	(13.4)	(2)	(6.7)	(1)(2)(3)	(57.3)	(2)(3)
Income from operations	175.9		173.2		750.0		702.7
Interest expense, net	(22.3)		(23.2)		(85.5)		(88.4)	(3)
Income before taxes	153.6		150.0		664.5		614.3
Provision for income taxes	(49.3)		(51.5)		(227.7)		(221.7)
Net income	$104.3		$98.5		$436.8		$392.6
Earnings per share:
Basic	$1.07		$1.00		$4.47		$3.99
Diluted	$1.07		$1.00		$4.47		$3.99
Supplemental financial information:
Capital spending	$96.6		$165.4		$314.5		$420.2
Cash balance	$184.2		$124.9		$184.2		$124.9
 ____________

(1)
All periods presented include amounts from restructuring activities at our mill in DeRidder, Louisiana, including costs related to the conversion of the No. 3 newsprint machine to containerboard, our exit from the newsprint business, and other improvements. The restructuring charges primarily related to accelerated depreciation and were mostly recorded in "Cost of sales". We completed the restructuring activities in first quarter 2015, but we recorded $3.5 million of income for cash received from vendor settlements during the three months ended December 31, 2015. These amounts were recorded in "Other income (expense), net". See page 3 for the amounts recorded in each period.

(2)
All periods presented include Boise acquisition integration-related and other costs, mostly recorded in "Other income (expense), net". These costs primarily relate to professional fees, severance, retention, relocation, travel, and other integration-related costs. See page 3 for the amounts recorded in each period.

(3)
In September 2015, we sold the remaining land, buildings, and equipment at our paper mill site in St. Helens, Oregon, where we ceased paper production in December 2012. We recorded a $6.7 million gain on the sale, in "Other income (expense), net".

The twelve months ended December 31, 2015, include a $3.6 million tax credit from the State of Louisiana related to our recent capital investment and the jobs retained at the DeRidder, Louisiana, mill, which was recorded as a benefit in "Other income (expense), net".
The twelve months ended December 31, 2014, include $17.6 million of costs accrued for the settlement of the Kleen Products LLC v Packaging Corp. of America et al class action lawsuit. These costs are recorded in "Other income (expense), net".
In the twelve months ended December 31, 2014, $1.5 million of debt-refinancing costs were recorded in "Interest expense, net".

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31		December 31
	2015	2014	2015	2014
Segment sales
Packaging	$1,091.4	$1,122.0	$4,477.3	$4,540.3
Paper	272.8	284.4	1,143.1	1,201.4
Corporate and other	26.7	27.6	121.3	110.9
	$1,390.9	$1,434.0	$5,741.7	$5,852.6

Segment income (loss)
Packaging	$181.0	$161.4	$714.9	$663.2
Paper	13.9	31.1	112.5	135.4
Corporate and Other	(19.0)	(19.3)	(77.4)	(95.9)
Income from operations	175.9	173.2	750.0	702.7
Interest expense, net	(22.3)	(23.2)	(85.5)	(88.4)
Income before taxes	$153.6	$150.0	$664.5	$614.3

Segment income (loss) excluding special items (1)
Packaging	$179.0	$178.9	$721.0	$733.9
Paper	13.9	31.5	105.8	135.4
Corporate and Other	(16.7)	(12.8)	(68.1)	(64.8)
	$176.2	$197.6	$758.7	$804.5

EBITDA (1)
Packaging	$254.1	$238.7	$1,012.2	$986.2
Paper	28.2	44.5	167.4	186.0
Corporate and Other	(17.8)	(17.8)	(73.1)	(88.5)
	$264.5	$265.4	$1,106.5	$1,083.7

EBITDA excluding special items (1)
Packaging	$252.1	$249.7	$1,009.3	$1,015.0
Paper	28.2	44.9	160.7	186.0
Corporate and Other	(15.5)	(11.3)	(63.8)	(57.4)
	$264.8	$283.3	$1,106.2	$1,143.6
____________

(1)
Income from operations excluding special items, segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31		December 31
	2015	2014	2015	2014
Packaging
Segment income	$181.0	$161.4	$714.9	$663.2
DeRidder restructuring	(3.5)	18.0	2.0	65.8
Integration-related and other costs	1.5	(0.5)	4.1	4.9
Segment income excluding special items (1)	$179.0	$178.9	$721.0	$733.9

Paper
Segment income	$13.9	$31.1	$112.5	$135.4
Integration-related and other costs	—	0.4	—	—
Sale of St. Helens paper mill site	—	—	(6.7)	—
Segment income excluding special items (1)	$13.9	$31.5	$105.8	$135.4

Corporate and Other
Segment loss	$(19.0)	$(19.3)	$(77.4)	$(95.9)
Integration-related and other costs	2.3	6.5	9.3	13.5
Class action lawsuit settlement	—	—	—	17.6
Segment loss excluding special items (1)	$(16.7)	$(12.8)	$(68.1)	$(64.8)

Income from operations	$175.9	$173.2	$750.0	$702.7

Income from operations, excluding special items(1)	$176.2	$197.6	$758.7	$804.5
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended December 31
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$104.3	$1.07	$98.5	$1.00
Special items(2):
DeRidder restructuring	(2.2)	(0.02)	11.7	0.12
Integration-related and other costs	2.6	0.03	4.2	0.04
Total special items	0.4	0.01	15.9	0.16
Excluding special items	$104.7	$1.08	$114.4	$1.16

	Full Year Ended December 31
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$436.8	$4.47	$392.6	$3.99
Special items (2):
DeRidder restructuring	1.3	0.01	42.1	0.43
Integration-related and other costs	8.9	0.10	12.7	0.13
Sale of St. Helens paper mill site	(4.4)	(0.05)	—	—
Class action lawsuit settlement	—	—	11.2	0.11
Total special items	5.8	0.06	66.0	0.67
Excluding special items	$442.6	$4.53	$458.6	$4.66
____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. The after-tax effect of special items are presented because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)
Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items (1)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31		December 31
	2015	2014	2015	2014
Net income	$104.3	$98.5	$436.8	$392.6
Interest expense, net	22.3	23.2	85.5	88.4
Provision for income taxes	49.3	51.5	227.7	221.7
Depreciation, amortization, and depletion	88.6	92.2	356.5	381.0
EBITDA (1)	$264.5	$265.4	$1,106.5	$1,083.7
Special items:
DeRidder restructuring	(3.5)	11.5	(7.0)	23.9
Integration-related and other costs	3.8	6.4	13.4	18.4
Sale of St. Helens paper mill site	—	—	(6.7)	—
Class action lawsuit settlement	—	—	—	17.6
EBITDA excluding special items (1)	$264.8	$283.3	$1,106.2	$1,143.6
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31		December 31
	2015	2014	2015	2014
Packaging
Segment income	$181.0	$161.4	$714.9	$663.2
Depreciation, amortization, and depletion	73.1	77.3	297.3	323.0
EBITDA (1)	254.1	238.7	1,012.2	986.2
DeRidder restructuring	(3.5)	11.5	(7.0)	23.9
Integration-related and other costs	1.5	(0.5)	4.1	4.9
EBITDA excluding special items (1)	$252.1	$249.7	$1,009.3	$1,015.0

Paper
Segment income	$13.9	$31.1	$112.5	$135.4
Depreciation, amortization, and depletion	14.3	13.4	54.9	50.6
EBITDA (1)	28.2	44.5	167.4	186.0
Sale of St. Helens paper mill site	—	—	(6.7)	—
Integration-related and other costs	—	0.4	—	—
EBITDA excluding special items (1)	$28.2	$44.9	$160.7	$186.0

Corporate and Other
Segment loss	$(19.0)	$(19.3)	$(77.4)	$(95.9)
Depreciation, amortization, and depletion	1.2	1.5	4.3	7.4
EBITDA (1)	(17.8)	(17.8)	(73.1)	(88.5)
Integration-related and other costs	2.3	6.5	9.3	13.5
Class action lawsuit settlement	—	—	—	17.6
EBITDA excluding special items (1)	$(15.5)	$(11.3)	$(63.8)	$(57.4)

EBITDA (1)	$264.5	$265.4	$1,106.5	$1,083.7

EBITDA excluding special items (1)	$264.8	$283.3	$1,106.2	$1,143.6
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.